EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Filing of Revised Liquidation Plan and Related Disclosure Statement

VANCOUVER, BRITISH COLUMBIA – (Marketwired – August 25, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that it has filed a revised joint liquidation Chapter 11 plan (the “Plan”) and related disclosure statement (the “Disclosure Statement”) for the Company and its affiliated debtors (the “Debtors”) in their jointly administered Chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Plan revises the joint liquidation plan filed with the Bankruptcy Court on August 9, 2017 and is based on a global settlement that, among other things, is intended to provide for payment to the Debtors’ creditors in the full amount of allowed claims and the potential distribution to the Company’s shareholders of an as yet indeterminate amount.

The Bankruptcy Court hearing to approve the Disclosure Statement and the related solicitation process is currently scheduled to be held on October 3, 2017.  Following that hearing, the Debtors intend to proceed expeditiously towards the solicitation of votes to accept or reject the Plan, and then, assuming favorable voting results, Plan confirmation by the Bankruptcy Court at a hearing currently scheduled to be held on November 21, 2017 and a companion distribution and approval order from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”). The Plan and the global settlement will be subject to approval by the Bankruptcy Court and the Canadian Court, under the Companies’ Creditors Arrangement Act, which are jointly overseeing the Company’s restructuring proceedings.

The Plan and the Disclosure Statement are available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.
Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to future hearings of the Bankruptcy Court and the Canadian Court, full payment being made to the Debtors’ creditors and the potential distribution to the Company’s shareholders of an indeterminate amount, including, in each case, the timing thereof, the Debtors’ intention to proceed expeditiously towards the solicitation of voting, Plan confirmation and required approvals of the Bankruptcy Court and the Canadian Court under the Companies’ Creditors Arrangement Act. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Debtors’ bankruptcy proceedings, including with respect to confirmation and consummation of the Plan, the degree of cooperation of the Debtors’ creditors and other stakeholders of the Company, the extent of the Debtors’ ability to meet certain obligations during the bankruptcy proceedings, the extent of the Debtors’ ability to obtain approval with respect to motions in their bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, risks identified in the “Risk Factors” section of the Disclosure Statement, and to the extent applicable, other factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Debtors and their restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Michael J. Wall
Tel 1-855-631-5352